EXHIBIT 99.1

Idaho Strategic Announces the Addition of Carolyn Turner to the

Company’s Board of Directors

COEUR D’ALENE, Idaho, August 8th, 2023 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE: IDR) (“IDR”, “Idaho Strategic” or the “Company”) is pleased to announce that Carolyn Turner, CPA, MBA has joined the Company as an independent board member.

Mrs. Turner is currently the owner and principal of Graham Peak Consulting, LLC in Kingston, ID where she specializes in accounting and finance consulting in the mining and heavy construction industries. Prior to her time at Graham Peak Consulting, Mrs. Turner spent over 30 years in the mining industry with companies such as Silver Valley Resources (ASARCO), Coeur Mining, and Hecla Mining Corp. Mrs. Turner’s experience includes mine operations, metals marketing, project development and financing. She previously served as the Treasurer for both Hecla Mining and Coeur Mining where her roles were centered around quarterly and annual budgeting, rolling monthly forecasting, economic modeling, mergers and acquisitions, as well as numerous treasury and audit functions.

Mrs. Turner’s educational background consists of a Bachelor of Science degree in Business Administration Accounting from Montana State University – Billings, followed by a Master of Business Administration from Regis University, Denver. Mrs. Turner is a licensed CPA and has served numerous years as an elected trustee on the Kellogg Idaho Joint School District Board.

Idaho Strategic’s President and CEO, John Swallow stated, “We are excited to have Carolyn join the team. She came highly recommended from a number of our employees and current directors. While her industry knowledge and career experience largely speaks for itself, Carolyn will also be a great fit with IDR culturally. She grew up in a small, rural community in Montana and has chosen to stay in the area where we operate and appreciates the challenges and nuances that naturally come along with operating a small and growing business in this industry - and within smaller communities such as ours. Our team will lean on her experience and utilize her expertise to help IDR take the next step as we continue to execute on our business plan.”

Carolyn Turner added, “I have always appreciated Idaho Strategic's business model as a great fit for our local economy and an example of integrity for the mining industry in general. It is an exciting time and true honor to join the team as they further develop and expand the Golden Chest mine and facilities, as well as look toward the future of clean energy with domestic sourced critical minerals.”

With the addition of Mrs. Turner, the Company’s Board of Directors now consists of five total directors made up of three independent directors and two non-independent directors. Mrs. Turner will serve on the Company’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

About Idaho Strategic Resources, Inc.

Domiciled in Idaho and headquartered in the Panhandle of northern Idaho, Idaho Strategic Resources (IDR) is one of the few resource-based companies (public or private) possessing the combination of officially recognized U.S. domestic rare earth elements properties (in Idaho), the largest known concentration of thorium resources in the U.S., and Idaho-based gold production located in an established mining community.

Idaho Strategic Resources produces gold at the Golden Chest Mine located in the Murray Gold Belt (MGB) area of the world-class Coeur d’Alene Mining District, north of the prolific Silver Valley. With over 7,300 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100-years.

In addition to gold and gold production, the Company maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REEs) with an overall land position of approximately 18,030 acres in Idaho’s REE-Th Belt. The Company’s Lemhi Pass, Diamond Creek, and Mineral Hill REE properties are included the U.S. national REE inventory as listed in USGS, IGS and DOE publications. IDR’s Lemhi Pass REE-Thorium Project is also recognized by the USGS and IGS as containing the largest concentration of thorium resources in the country. All three projects are located in central Idaho and participating in the USGS Earth MRI program.

With an impressive mix of experience and dedication, the folks at IDR maintain a long-standing “We Live Here” approach to corporate culture, land management, and historic preservation. Furthermore, it is our belief that successful operations begin with the heightened responsibility that only local oversight and a community mindset can provide. Its “everyone goes home at night” policy would not be possible without the multi-generational base of local exploration, drilling, mining, milling, and business professionals that reside in and near the communities of the Silver Valley and North Idaho.

For more information on Idaho Strategic Resources click here for our corporate presentation, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends, “potential”, “believe”, “plans”, “expects”, “may”, “goal”, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks, if they occur, including our ability to access goods and supplies, the ability to transport our products and impacts on employee productivity, the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the COVID-19 pandemic; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.